CENTRAL JERSEY FINANCIAL CORPORATION
                               591 Cranbury Road
                        East Brunswick, New Jersey 08816
                                 (908) 254-6600

                         ANNUAL MEETING OF STOCKHOLDERS
                             __________ ____, 1996

     The undersigned hereby appoints Domenick Carratello, James J. Kelly and Robert V. Noreika and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Central Jersey Financial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the East Brunswick Chateau, 678 Cranbury Road, East Brunswick, New Jersey, on ________, ________, 1996, at ____:____.m., and at any and all adjournments thereof, as follows:

     1. A proposal to approve an Agreement and Plan of Merger, dated May 22, 1996 between the Company and Summit Bancorp. ("Summit"), under which the Company will be merged with and into Summit and shareholders of the Company will receive Summit common stock, $1.20 par value, and cash in lieu of fractional shares for Company common stock, no par value, held by them, subject to adjustment in certain circumstances, as more fully described in the accompanying proxy statement.

        VOTE     VOTE
        FOR     AGAINST    ABSTAIN
        ---     -------    -------

        [  ]     [  ]        [  ]


2. The election as a director of all nominees listed below for three-year terms (except as marked below to the contrary).

Domenick Carratello                 VOTE       VOTE
John J. Doherty                     FOR      WITHHELD
Arthur E. Fritsch, Jr.             -----     --------
Robert V. Noreika
                                     [  ]       [  ]


INSTRUCTIONS: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

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3. A proposal  to approve in  advance an  adjournment  of the Annual  Meeting if insufficient shares are present to constitute a quorum or to approve the Agreement and Plan of Merger, in order to permit further solicitation of proxies by the Board of Directors of Central Jersey, as more fully described in the accompanying proxy statement.

        VOTE     VOTE
        FOR     AGAINST   ABSTAIN
        ----    -------   -------

        [  ]     [  ]       [  ]

4. In their discretion, such attorneys and proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" the above listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Meeting and Proxy Statement-Prospectus dated __________, 1996.

Dated: _____________ Check box if planning to attend Meeting    [  ]

- -------------------------       --------------------------------
PRINT NAME OF STOCKHOLDER       SIGNATURE OF STOCKHOLDER


- -------------------------       --------------------------------
PRINT NAME OF STOCKHOLDER       SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this Proxy Card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE

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